Exhibit 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: October 11, 2006

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Collateral Exchange under its Outstanding Loans with Northwestern Mutual Life Insurance Company and National City Bank

Louisville, KY (October 11, 2006) (AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that an Amended and Restated Loan Agreement in connection with its existing $30.0 million loan (“Northwestern Loan”) from Northwestern Mutual Life Insurance Company (“Northwestern”), and a Note, Mortgage and other related documents in connection with its existing approximately $35.5 million loan (“National City Loan”) from National City Bank (“National City”) became effective today. These agreements effectuate an exchange of collateral under: (a) the Northwestern Loan, which had been secured by the Company’s Atrium Center (“Atrium”), Blankenbaker Business Centers I and II (“BBC I and BBC II”), Springs Medical Office building (“Springs Medical”), Springs Office building (‘Springs Office”) and Springs Retail Center (“Springs Retail”) commercial properties, all located in Louisville, Kentucky; and (b) the National City Loan, which was used to purchase the Company’s two multifamily properties located in Indianapolis, Indiana commonly known Castle Creek (“Castle Creek”) and Lake Clearwater (“Lake Clearwater”). Castle Creek and Lake Clearwater now secure the Company’s $30.0 million Northwestern Loan, the terms of which otherwise remain unchanged. Atrium, BBC I, BBC II, Springs Medical, Springs Office and Springs Retail now secure the Company’s $35.5 million National City Loan, which has been extended for one (1) year and will mature on November 15, 2007. A spokesperson for the Company indicated that this transaction allows the Company to reduce the interest rate payable in connection with the National City Loan from 250 basis points to 175 basis points over the LIBOR rate.

Brian F. Lavin, the President and Chief Executive Officer of the Company’s managing general partner, said “We believe that this collateral exchange will allow us to more efficiently service our multi-family portfolio loans with Northwestern and our office portfolio loan with National City.”

About NTS Realty Holdings Limited Partnership
The Company currently owns twenty-nine properties, comprised of nine multifamily properties, sixteen office buildings and business centers, three retail properties and one ground lease.

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The properties are located in and around Louisville and Lexington, Kentucky, Fort Lauderdale, Florida, Indianapolis, Indiana, Atlanta, Georgia, Richmond, Virginia and Nashville, Tennessee. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

Safe Harbor Under the Private Securities Litigation Reform Act of 1995
This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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